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                            CREDIT DEPOT CORPORATION
                              LIST OF SUBSIDIARIES
                                  EXHIBIT 21.1







 Credit Depot Corporation of Georgia                                    Delaware

 Credit Depot Corporation of North Carolina                             Delaware

 Credit Depot Corporation of Ohio                                       Delaware

 Credit Depot Corporation of South Carolina                             Delaware

 Credit Depot Corporation of Tennessee                                  Delaware

 Credit Depot Corporation of Florida                                    Delaware

 Credit Depot Corporation of Indiana                                    Delaware